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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

                                                                      EXHIBIT 23


  INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in the registration statements of Bay View Capital Corporation listed below of our report dated January 26, 1996 (February 5, 1996 as to Note 21), appearing in this Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1995:

  Registration Statement No. 33-30602 on Form S-8
  Registration Statement No. 33-30603 on Form S-8
  Post-effective Amendment No. 1 to Registration
  Statement No. 33-35483 on Form S-3
  Post-effective Amendment No. 2 to Registration
  Statement No. 33-32416 on Form S-3
  Registration Statement No. 33-36161 on Form S-8
  Registration Statement No. 33-41924 on Form S-8
  Registration Statement No. 33-95724 on Form S-8
  Registration Statement No. 33-95726 on Form S-8



  /s/ Deloitte & Touche LLP

  April 29, 1996